Exhibit 99.3

Triumph Group, Inc.

NEWS RELEASE

Contact:
John Bartholdson
Senior Vice President,
Chief Financial Officer
Phone (610) 251-1000
jbartholdson@triumphgroup.com

TRIUMPH GROUP REPORTS FIRST QUARTER FISCAL 2006 RESULTS

•      Net sales for first quarter fiscal 2006 increased 7% to $177.7 million

•      Operating income in the first quarter fiscal 2006 increased 113% to $13.7 million

•      Net income for the first quarter fiscal 2006 increased 151% to $7.2 million

•      Backlog increased 14% during the quarter to $682.2 million

Wayne, PA – July 29, 2005 – Triumph Group, Inc. (NYSE: TGI) today reported that net sales from continuing operations for the first quarter of the fiscal year ending March 31, 2006 totaled $177.7 million, a seven percent increase from last year’s first quarter net sales from continuing operations of $165.4 million.  Net income for the first quarter of fiscal 2006 increased one hundred fifty-one percent to $7.2 million, or $0.45 per diluted common share, versus $2.9 million, or $0.18 per diluted common share for the first quarter of the prior year.  During the quarter, the company generated $1.1 million of cash flow from operations.

The Aerospace Systems segment reported net sales for the quarter of $134.1 million, a twelve percent increase over the prior year quarter’s sales of $119.4 million.  Operating income for the current quarter increased forty-three percent to $16.2 million, compared to $11.3 million in the prior year period.

The Aftermarket Services segment reported net sales for the quarter of $44.2 million, compared to $39.7 million in the prior year period, an eleven percent increase.  Operating income for the first quarter of fiscal 2006 was $1.4 million, compared to $1.3 million for the prior year period, a seven percent increase.

-More-

Richard C. III, Triumph’s President and Chief Executive Officer, said, “We are very pleased with the first quarter results and with the strong operational and financial performance across our businesses.  The fundamental driver to our improving performance was revenue growth, all of which was organic, combined with enhanced operating leverage as a result of these higher operating rates.  Based on the strength of our markets, solid backlog and strong balance sheet, we see continued momentum across our operations for the balance of our fiscal year.”

As previously announced, Triumph will hold a conference call today at 10:00 a.m. (EDT) to discuss the fiscal 2006 first quarter results.  The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com.  An audio replay will be available from July 29th until August 5th by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #737351.

Triumph Group, Inc., headquartered in Wayne, Pennsylvania, designs, engineers, manufactures, repairs and overhauls aircraft components and accessories.  The company serves a broad, worldwide spectrum of the aviation industry, including commercial and regional airlines, air cargo carriers, as well as original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components.

More information about Triumph can be found on the Internet at http://www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements concerning the company’s expectations for growth in the fiscal year. All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company.  Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2005.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING 4 PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

CONDENSED STATEMENTS OF INCOME

	Three Months Ended
	June 30,
	2005	2004

Net Sales	$177,697	$165,353

Operating Income	13,729	6,447

Interest Expense and Other	3,187	3,257
Income Tax Expense (Benefit)	3,373	1,085

Income from Continuing Operations	7,169	2,105
Income from Discontinued Operations	0	754

Net Income	$7,169	$2,859

Earnings Per Share - Basic:

Income from Continuing Operations	$0.45	$0.13
Income from Discontinued Operations	$0.00	$0.05
Net Income	$0.45	$0.18

Weighted average common shares outstanding - Basic	15,906	15,860

Earnings Per Share - Diluted:

Income from Continuing Operations	$0.45	$0.13
Income from Discontinued Operations	$0.00	$0.05
Net Income	$0.45	$0.18

Weighted average common shares outstanding - Diluted	16,006	15,935

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

BALANCE SHEET

	June 30,	March 31,
	2005	2005
Assets
Cash	$5,471	$4,844
Accounts Receivable, net	122,966	127,942
Inventory	226,250	217,234
Deferred Income Taxes	5,422	5,422
Prepaid Expenses and Other	3,275	3,887
Current Assets	363,384	359,329

Property and Equipment, net	233,101	234,123
Goodwill	273,588	273,476
Intangible Assets, net	54,406	56,227
Other	13,748	14,560

Total Assets	$938,227	$937,715

Liabilities & Stockholders’ Equity

Accounts Payable	$62,767	$65,211
Accrued Expenses	60,353	75,598
Income Taxes Payable	4,569	2,922
Current Portion of Long-Term Debt	1,692	1,740
Current Liabilities	129,381	145,471

Long-Term Debt, less current portion	166,422	156,042
Deferred Income Taxes and Other	109,148	109,539

Stockholders’ Equity:
Common Stock, $.001 par value, 50,000,000 shares authorized, 16,027,324 shares issued	16	16
Capital in excess of par value	259,575	259,448
Treasury Stock, at cost, 119,160 and 123,160 shares	(2,958)	(3,057)
Accumulated other comprehensive (loss) income	(476)	306
Retained earnings	277,119	269,950
Total Stockholders’ Equity	533,276	526,663

Total Liabilities and Stockholders’ Equity	$938,227	$937,715

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

SEGMENT DATA

	Three Months Ended
	June 30,
	2005	2004

Net Sales:
Aerospace Systems	$134,146	$119,416
Aftermarket Services	44,160	39,741
Other	0	7,730
Elimination of inter-segment sales	(609)	(1,534)
	$177,697	$165,353

Operating Income (Loss):
Aerospace Systems	$16,216	$11,309
Aftermarket Services	1,356	1,266
Other	0	(3,153)
Corporate	(3,843)	(2,975)
	$13,729	$6,447

Depreciation and Amortization:
Aerospace Systems	$5,525	$4,697
Aftermarket Services	2,374	2,071
Other	0	760
Corporate	32	43
	$7,931	$7,571

Capital Expenditures:
Aerospace Systems	$1,917	$2,060
Aftermarket Services	3,065	881
Other	0	7
Corporate	14	26
	$4,996	$2,974

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the three months ended June 30, 2005 was $21.7 million with a margin of 12.2%.  EBITDA for the three months ended June 30, 2004 was $14.0 million with a margin of 8.5%.

Management believes that EBITDA provides the reader a good measure of cash generated from the operations of the business before any investment in working capital or fixed assets.

The following definition is provided for the non-GAAP financial measure identified above, together with a reconciliation of such non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three Months Ended
	June 30,
	2005	2004
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$7,169	$2,105

Add-back:
Income Tax Expense	3,373	1,085
Interest Expense and Other	3,187	3,257
Depreciation and Amortization	7,931	7,571

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$21,660	$14,018

Net Sales	$177,697	$165,353

EBITDA Margin	12.2%	8.5%

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